Exhibit 99.1

University of Kansas Medical Center to Deploy OMNIQ’s Artificial Intelligence – Cloud Based Access Control Parking and Security System

●	University will implement the cloud-based Permitting, Enforcement and Revenue Citation System (PERCSTM), significantly improving campus safety and enabling virtual access control via permits, time enforced parking and citation revenue collection
●	System uses OMNIQ’s AI-Machine Vision Vehicle Recognition technology to improve vehicle access, enhance Public Safety, increase Automation and enable Smart City projects
●	University of Kansas Medical Center (KUMC) is a new customer for OMNIQ

Salt Lake City, UT, June 10, 2020, —OMNIQ, Inc. (OTCQB:OMQS) (“OMNIQ”or “the Company”), announces that it has received an order to for its new PERCSTM cloud-based permitting, citation, access control and parking collection system from the University of Kansas Medical Center.

Based on OMNIQ’s AI-Machine Vision technology for License Plate and Vehicle Recognition, PERCSTM improves safety, increases revenue, improves parking operations and provides a wide range of benefits, including: seamless account management for users and administrators, increased efficiency and time management for operators and enforcement officers, as well as enhanced revenue generation and elevated customer satisfaction levels. The system incorporates parking access and revenue enforcement capabilities within a single cloud-based platform, using Machine Vision Vehicle Recognition technology, so that the administrator can manage access control parking and track revenue from one web portal, using a dashboard for the monitoring of all activity and transactions for visitors and transient parkers. PERCSTM enables the virtual management of permitting, citations, occupancy and access control, enhancing efficiencies and safety for customers including municipalities, universities, medical centers and public parking operations across the U.S.

Shai Lustgarten, CEO of OMNIQ commented: “We’re pleased that KUMC has selected our PERCSTM platform to improve the efficiencies and safety of its facility access and parking operations. Our Machine Vision technology enables the virtual management of permitting and enforcement, access control and automated parking, which allows operators to actively monitor and collect revenue from their parking structures while reducing overhead expenses. Likewise, the adoption of our state-of-the-art technology allows security officers to more effectively enforce access control, check permits, and issue citations. Our Machine Vision technology has been implemented for public safety on school campuses, parking management and control as well as in sensitive areas for homeland security purposes.”

Mr. Lustgarten concluded, “It is always gratifying to win a new customer and we are especially pleased to continue the momentum we’ve been experiencing, as evidenced by our recently announced contract for PERCSTM deployment with the city of San Mateo, California and the selection of our Quest Shield™ solution by the Talmudic Academy in Baltimore. There is growing recognition in the public safety/smart city and automated parking verticals around the value of AI-Machine Vision based technology, and we believe we are well positioned to capitalize on the interest and opportunities we’re seeing for our technology and solutions.”

About OMNIQ, Corp.

OMNIQ Corp. (OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management and access control applications. The technology and services provided by the Company help clients move people, assets and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

John Nesbett/Jen Belodeau

IMS Investor Relations

203.972.9200

jnesbett@institutionalms.com